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                                                                 EXHIBIT 10.3.10




                             OFFICE LEASE AGREEMENT

ARTICLE ONE : BASIC TERMS

1.01     DATE OF LEASE:            2/20/97

1.02     LANDLORD:                 Rudd Properties

1.03     TENANT:                   The Company Doctor

1.0.4   WITNESSETH:                That Landlord is consideration of the
covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated does here by lease, demise and let unto Tenant certain office space in the Vinnedge Bldg. located at 2106 N. Main known as Suite # N/A, as shown on the floor plan attached hereto as exhibit "A" and containing the floor area indicated on said exhibit "A".

1.05     LEASE TERM                72 months commencing on the 15th day of
March and ending on the 14th day of March 2003.

1.06     RENT:                     Five Thousand Dollars ($5,000.00) per month
beginning the Commencement Date of 15th March, 1997, through March 2003, 1998.

                                   Five Thousand, Six Hundred Thirty-Five
Dollars ($5,635.00) per month beginning the Commencement Date of 15th March 1998 through March 14, 1999.

                                   Six Thousand, Two Hundred Seven Dollars
($6,207.00) per month beginning the Commencement Date of March 15 through March 14, 2003.

1.07     SECURITY DEPOSIT:         (See Section 3.03):  Six Thousand Two
Hundred Seven Dollars ($6,207.00)  (If none, so state)

1.08     MONTHS RENT PAYABLE IN
         ADVANCE:                  $,6207.00

1.09     PERMITTED USE:            Medical Clinic

1.10     RENT TO BE PAID TO:       Rudd Properties
                                   Address: 2100 N. Main St. Suite #104
                                   Fort Worth, Texas  76106

1.11     DAILY RATE CHARGE:        (See Section 3.02) Twenty-Five ($25.00) per
day.  (If none, so state)


ARTICLE TWO: LEASE AND LEASE TERM

2.01 LEASE OF PROPERTY. Landlord hereby leases the property to Tenant and Tenant hereby lease the Property from Landlord for the Least Term stated in
Section 1.05. As used herein, the "Commencement Date" shall be the date ,specified in Section 1.05 for the beginning of the Lease Terms.

2.02 EARLY OCCUPANCY. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of this Lease, Early occupancy of the Property shall not advance the expiration date of this Lease.

2.03 HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for aid indemnify Landlord against all damages incurred by Landlord from andy delay by Tenant in vacating the Property. If Tenant does not vacate the property upon the expiration or earlier termination of this Lease, Tenant's occupancy of the
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Property shall be a "month-to-month" tenancy, subject to all the terms and provisions applicable to a month-to-month tenancy, except that the rent then in effect shall be increased by fifty percent (50 %).

ARTICLE THREE:  RENT AND SECURITY DEPOSIT

3.01 RENT. Tenant agrees to pay rent for the Property at the rate specified in Section 1.06. Tenant shall pay the rent for the first and last (if applicable under Section 1.08) months of the Lease Term upon the execution of this Lease. One monthly rental installment shall be due and payable on or before the same day of the second calendar month of the Lease Term as the Commencement Date, and a like monthly installment shall be due and payable on or before the same.

3.02 LATE CHARGE. If any rent due hereunder is not received within five(5) days after its duo date. Tenant shall pay the party named in Section 1.10 above a late charge equal to the sum stated in Section 1.11 above, for each day from its due date until such delinquent sum is received. The parties agree that such late charge represents a fair and reasonable estimate of the costs the Landlord will incur by reason of such late payment.

3.03 SECURITY DEPOSIT. Upon execution hereof, Tenant shall deposit with the party named in Section 1.10 above a cash Security Deposit in the sum stated in Section 1.07. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created in respect to the Security Deposit. Upon any termination of this Lease no resulting from Tenant's default, and after Tenant has vacated the Property in (he manner required by this Lease, Landlord shall refund the unused portion of the Security Deposit to Tenant.

ARTICLE FOUR:  USE OF PROPERTY

4.01 PERMITTED USE. Tenant may use the Property only for Permitted Use stated In Section 1.09.

4.02 COMPLIANCE WITH LAW. Tenant shall comply with all governments laws, ordinances and regulations applicable to the use of the Property, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances on or upon, or connected with the Property, all at Tenant's sole expense. Tenant agrees to not store or permit hazardous or toxic substances to be placed on the premises without prior written permission from the Landlord. Hazardous of toxic substances as referred to in this paragraph shall be defined by U.S. Environmental Protection Agency Regulations and/or Texas Water Commission Regulations. Tenant further agrees to not place underground or above ground storage tanks on the leased premises without prior written consent of Landlord. Tenant shall comply with building rules and regulations attached hereto as Exhibit B.

4.03 SIGNS. Without the prior written consent of Landlord, Tenant shall not place or affix any signs or other objects upon or to property, including but no limited to the roof or exterior walls of the building or other improvements thereon, or paint or other-wise deface said exterior walls. An sign installed by Tenant shall conform with applicable laws and deed and other restrictions. Tenant shall remove all signs at the termination of this Lease and shall repair any damage, and close any holes caused or revealed by such removal.

4.04 UTILITIES. Landlord covenants that the demised premises are served by water, sewer, and electric but Tenant shall pay all utility connection charges. if any, and all charges incurred for any utility services used on the demised premises, and shall furnish all electric light bulbs and tubes.

4.05 LANDLORD'S ACCESS. Landlord and its authorized agents shall have the right, during normal business hours, to enter ft Property and any building and other improvements thereon to view, inspect, repair or show the Property. Landlord shall attempt to advise Tenant of the intent of Landlord or its authorized agents to enter the Property.

4.06 INTERRUPTION OF SERVICE. Interruption or curtailment of services furnished to the Property, it caused by strikes, mechanical difficulties, or any cause beyond Landlord's control, whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction, unless Landlord falls to take such measures as may be reasonable in the circumstances to restore the service without undue delay. if the premises are rendered untenantable in whole or in put for fifteen (15) business days because of such interruption or curtailment of
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services (other than caused by any act of omission of Tenant or its invites, employees or customers there shall be a proportionate abatement of rent during period of such untenantability).

4.07 EXEMPTIONS FROM LIABILITY. Landlord shall not be liable for any damage of injury to the person. business (or any loss of income therefrom), goods wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by results from: (a) fire, steam, electricity, water, gas, or rain; (b) the breakage, leakage, obstruction or other defeats of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Property is a part. Landlord shall not be liable for any such damage or injury even though the cause of the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section
4.07 shall not, however, exempt Landlord form liability for Landlord's gross negligence or will misconduct.

ARTICLE FIVE:  MAINTENANCE, REPAIRS AND ALTERATION

5.01 ACCEPTANCE OF PREMISES. Tenant acknowledges that Tenant has fully inspected the Property. Tenant hereby accepts the property and the. buildings and improvements situated thereon, as suitable for the purpose for which the same are leased, in their present condition (including all latent or environmental defects or risks), with such changes therein as they be caused by reasonable deterioration between the date hereof and the Commencement Date; provided that Landlord agrees to (a) repair promptly any presently installed plumbing, plumbing fixtures, electrical wiring, lighting fixtures, air conditioning or heating equipment or doors that are not in good working condition on the Commencement Date of which Tenant delivers written notice to Landlord within thirty days after the Commencement Date; and (b) make any additional repairs and alterations necessary for Tenant to obtain a Certificate of Occupancy form the municipality in which the Property is located, except for those repairs and alterations required solely because of the nature of Tenant's business. Landlord expressly disclaims and Tenant waives any and all warranties (including day, warranty o suitability), representations and obligations of Landlord or Landlord's agents that are not expressly stated herein.

5.02 MAINTENANCE BY LANDLORD. Landlord shall at his expense maintain only the roof, foundation, underground pipes, all outside plumbing, and the structural soundness of the exterior walls (excluding all windows, window glass, plate g lass, and all doors) of the building in good repair and condition, except for reasonable wear and tear. Tenant shall give immediate written notice to Landlord of the need for repairs or corrections and Landlord shall proceed promptly to make such repairs or corrections.

5.03 MAINTENANCE BY TENANT. Tenant shall at his expense and risk maintain all other parts to the building and other improvements on the demised premises in good repair and condition, including but not limited to repairs (including all necessary replacements) to the interior plumbing, windows, and glass, plate glass, doors, heating system, air conditioning equipment, fire protection, sprinkler systems, elevators, and the interior of the building in general. Provided, however, that if Tenant occupies a portion of the multi-tenant building, than Tenant shall not have to maintain the landscaping, grass areas, outside paving or railroad siding, if any. In event Tenant should neglect reasonable to maintain the demised premises, Landlord shall have the right (but not the obligation) to cause repairs or corrections to be made and nay reasonable costs therefor shall be payable by Tenant to Landlord as additional rental on the next rental Commencement Date. Upon termination or this Lease, Tenant shall deliver up the demised premises in good repair and condition, reasonable wear and tear, and damage by fire, windstorm or other casualty only excepted. Tenant shall repair any damage caused by Tenant's negligence or default hereunder, or negligence of Tenant's Invitees, employees or customers.

5.04 ALTERATIONS. Tenant shall not create any openings in the roof or exterior wall, or make any alterations, additions or Improvements to Property without the prior written consent of Landlord. Consent to nonstructural alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant shall have the right aid erect or install shelves, bins, machinery, air conditioning or heating equipment and trade fixtures, provided that Tenant complies with all applicable governmental laws, ordinances and regulations. At the expiration or termination of this Lease, Tenant shall subject to the. restrictions of Section 5.05 below, have the right aid remove such items so installed by it, provided Tenant is not in default at the time of such removal and provided further that Tenant shall, at the time of removal of such items, repair in good and workmanlike manner any damage caused by installation or removal thereof. Tenant shall pay for all costs incurred or arising out OF alterations, additions or improvements in or to the Property and shall not permit a mechanic's lien to be asserted against the Property.
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5.05     CONDITION UPON TERMINATION.  Upon termination of this Lease, Tenant shall surrender the Property TO Landlord, broom clean and in same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision OF this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Five. In addition, Landlord may require Tenant to REMOVE any alterations, additions or Improvements (whether or not made with Landlord' consent) prior to the termination of this Lease. In the event, however, Tenant shall not, move any of the following material or equipment without Landlord's prior written consent: any power wiring or power.

Panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters; AIR conditioners or any other heating air conditioning equipment; fencing or security gates; or OTHER similar building operation equipment and decorations.

                               ESCALATION CLAUSE

5.06 On each anniversary date of the lease, the total monthly cost of the resulting contract may be adjusted by changes in the Consumer Price Index reflecting percentage increases or decreases. The Lessor must request by letter any increase in rent no later than thirty (30) days from the anniversary date.

2. The formula for determining the amount of escalation allowable in any given contract year shall be:

                  Base Factor X Percent Escalation Allowable =
                         Amount of Escalation Allowed:

The new monthly rental-would be the monthly rental in effect for the previous year of the contract increased by the "Amount of Escalation Allowed."

3. PERCENT ESCALATION ALLOWABLE will be based on a percent change in the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W, U.S. City Average) published by the United States Department of Labor, Bureau of Labor Statistics, Washington, D.C. 20212. Percent changes shall be -rounded to the nearest one tenth of one percent.

                        FOR ILLUSTRATIVE PURPOSES ONLY:
                             January, 1985 = 312.6
   January, 1986 = 324.3                            represents 3.7% increase

ARTICLE SIX:  INSURANCE AND INDEMNITY

6.01 PROPERTY INSURANCE. Tenant shall not keep anything upon the Property, or do anything in or about Property except the usage specified herein, which will increase the rates for fire and standard extended coverage insurance upon the building or building which are part of the Property. Tenant agrees to pay on demand any increases in insurance premiums that may be-charged to Landlord during the term of this Lease resulting from a deviation from the usage specified herein of from any other cause within the Tenant's control. Tenant shall be responsible for maintaining insurance on Tenant's equipment and other personal property located on- the Property.

6.02 . LIABILITY INSURANCE. During the Lease Term', Tenant shall maintain a policy of comprehensive public liability insurance, at Tenant's expense, insuring Landlord against liability arising out of the ownership, use occupancy or maintenance of the Property. The initial amount of such insurance shall be at least $1,000,000.00. Such policy shall contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days prior written notice to Landlord. Tenant shall deliver a copy of such policy or certificate (or a renewal thereof) to Landlord prior to the Commencement Date and prior to the expiration of any such policy during the Lease Term. If Tenant fails to maintain such policy, Landlord may elect to maintain such insurance at Tenant's expense.

6.03 INDEMNITY. Tenant hereby agrees to indemnify Landlord and hold harmless from any loss, expense or claims arising out of any injury to persons or damage to property on or about the Property or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires or any other person entering the Property under express or implied invitation of Tenant, or arising out of the use of the Property by Tenant and the conduct of its business
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therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or its employees or agents and Landlord agrees to indemnify Tenant and hold it harmless from any loss, expense or damage arising out of such damage or injury.

6.04 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of 'recovery against the other, or against the officers, employees, agents or representative of the other, for loss of or damage to its property, or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage; provided, however, such waiver is made only on the condition that it does not adversely affect the right of the insured to recover under the applicable insurance policy or policies.

ARTICLE SEVEN: ASSIGNMENT AND SUBLETTING

Tenant shall not assign this agreement or sublet the premises, or any part thereof without the consent of the Landlord in writing, which consent Landlord agrees it will not unreasonably withhold, but no assignment or subletting shall release Tenant from any obligation hereunder,

ARTICLE EIGHT: DAMAGE OR DESTRUCTION

8.01 PARTIAL DAMAGE. In event the improvements situated on the property are partially damaged, or rendered partially unfit for occupancy, by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord's insurance proceeds arc sufficient to pay for the necessary repairs, and if the repairs can reasonable by made within 90 days after Landlord receives such written notice from Tenant, Landlord shall forthwith cause such repairs to be made and this Lease shall not terminate. :While such repairs arc being made, Landlord shall allow Tenant a fair reduction in rent in proportion to the extent-the improvements are partially unfit for occupancy, is due to the act or omission of Tenant or Tenant's employees, invitees or licensees.

8.02 UNINSURED PARTIAL DAMAGE OR TOTAL OR SUBSTANTIAL DESTRUCTION.

In the event of total or substantial destruction of the improvements situated on the Property by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord's insurance proceeds are insufficient to pay for the necessary repairs or restoration, or the repairs or restoration cannot reasonably be made within 90 days after Landlord receives such written notice from Tenant, this Lease shall terminate and the rent shall be paid the to. the date of such casualty. However, if such damage or destruction is due to the act or omission of Tenant or Tenant's employees, invitees or licensees, Tenant shall pay to landlords within 60 days after: the occurrence of such casualty, any portion of the anticipated cost or repairing or restoring the improvements to the same condition as on the date of this Lease that arc. not reimbursed to Landlord by insurance proceeds. Such anticipated cost shall be determined by Landlord. Tenant shall make such payment to Landlord, whether or not Landlord repairs or restores the improvements.


ARTICLE NINE:  DEFAULT AND REMEDIES

9.01 DEFAULT. The following events shall be deemed to be events of default under this Lease:

a. Failure of Tenant to pay any installment of the rent or other sum payable to Landlord hereunder on the date that same is due and such failure shall continue for a period of five (5) days after written notice thereof to Tenant;

b. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of rent or other sum of money, and such failure shall not be cured .within thirty (30) days after written notice thereof to Tenant;

c.       Tenant shall make an assignment for the benefit of creditors;

d. Abandonment by Tenant of any substantial portion or the Property or cessation of the use of the property for the purpose leased for a period of more than five (5) consecutive calendar days.

9.02 REMEDIES. Upon the occurrence of any of the events of' default listed in Section 9.01, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.
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a.       Terminate this Lease, in which event Tenant shall immediately surrender the Property to Landlord. If Tenant fails to so surrender such premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Property. or arrearages in rent, enter upon and take possession of the Property and expel or remove Tenant and any other person who may be occupying such premises or-any part thereof. Landlord may hold Tenant liable for all rent and other indebtedness accrued to the date of such termination, plus, as liquidated damages and not as a penalty, an amount equal to the then present value of rent provided for hereunder for the remaining portion of the Lease Term (had this Lease not been terminated) using a ten percent (10%) value-discount factor. In the event Landlord. elects to terminate this Lease by reason of an event of default, in lieu of recovering from Tenant under the preceding sentence, Landlord may hold Tenant liable for the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Property on satisfactory terms or otherwise.

b. Enter upon and take possession of the Property without terminating this Lease, and expel or remove Tenant and any other person who may be occupying such premises or any part thereof. Landlord- may relet the Property and receive the rent therefore. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of such deficiency, the brokerage commission, attorneys fees, remodeling expenses and other costs of reletting shall be subtracted from the amount of rent received under such reletting.

c. Enter upon the Property without terminating the Lease, and do whatever Tenant is obligated to due under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of eighteen percent (18%) per annum from the date expended until paid. Landlord shall not be liable for . any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

d. Tenant is presumed to have abandoned the Property if Tenant's goods, equipment, other property arc removed from the Property in an amount substantial enough to indicate a probable intent to abandon the Property and such removal is not within the normal course of Tenant's business. In the event that Tenant is presumed to have abandoned the Property, Landlord may remove and store- any property of Tenant that remains on the Property.
Landlord may store such property at any' location satisfactory to Landlord. Landlord may dispose of such stored property after the expiration of sixty (60) days from the date such property is so stored. Landlord shall deliver .by certified mail to Tenant at Tenant's last known address as shown by Landlord's records a notice stating that Landlord may dispose of Tenant's property if Tenant does not claim the same within , sixty (60) days after the property was stored.

c. In the event Tenant is in default under this Lease by reason of Tenant's failure to pay rent as set forth above, then Landlord may, at Landlord's option, change all door locks and leave a written notice on a door to Tenant's leased premises stating the name and address or telephone number of the individual from whom-a new key can be obtained during Tenant's regular business hours, -which arc defined for this purpose as being between 9:00 a.m. and 5:00 p.m. on Monday through Friday of each week. Tenant hereby waives the three (3) days written notice is sufficient to vacate required by Texas Property Code Section 24.005 and agrees that one (1) day written notice to vacate is sufficient for purposes of Texas Property Code 24.005 and the filing of a Forcible Entry and Detainer lawsuit.

Upon the occurrence or any of such events of default, Landlord may enter upon and take possession of the Property by force, if necessary, without bring liable for prosecution of any claim for damages therefore Pursuit of any of the foregoing. remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions and covenants herein contained.

ARTICLE TEN: CONDEMNATION

Landlord shall notify Tenant if Landlord receives notice of any potential condemnation of the Property or portion thereof. if all or any portion of the Property is taken under the power of. eminent domain or sold under the threat of that power (all of which arc called "Condemnation'), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, by delivering written notice to the other within ten
(10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10).days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the rent shall be reduced in proportion to the reduction in floor area of the Property. Any Condemnation award or payment shall be distributed in the following order; a) first, to
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any. ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and.. (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation,' except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by received by Landlord arc not sufficient to the condemning authority. If the severance damages pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE ELEVEN: TAXES

PAYMENT BY LANDLORD. Landlord shall pay the real estate taxes on the Property during the Lease Term.

ARTICLE TWELVE: LANDLORD'S LIEN

In addition to the statutory' landlord's lien, Tenant hereby grants to Landlord a security interest to secure payment of all rent and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated in or upon the Property, together with the proceeds from the sale or lease thereof. Such property shall not be removed without the consent of Landlord until all arrearages in rent and other sums of money then due to Landlord hereunder shall first have been paid and discharged. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas.

ARTICLE THIRTEEN:  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

13.01 SUBORDINATION. Landlord shall have the right to subordinate this lease to any ground lease, deed of trust or mortgage emcumbering the Property, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of' the Property during the lease term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligation under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

13.02 ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgage or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statue or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the property upon the transfer of Landlord's interest.

13.03 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instruments or documents necessary of appropriate to evidence any such attornment of subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

13.04    ESTOPPEL CERTIFICATES

(a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (i) that none of the terms
or provisions of this Lease have been     changed (or if they have been
changed, stating how they have been changed)-, (ii) that this Lease has not been canceled or terminated; (iii) the last due date of payment of the rent and other charges and the time period covered by such payment; and (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why). Tenant shall deliver such statement to Landlord within then within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.
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(b)      If Tenant does not deliver such statement to Landlord within such ten
(10) day period, Landlord, and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i)that the terms and provision of this lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled, or terminated except as otherwise represented by the Landlord; (iii) that not more than one month's rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

ARTICLE FOURTEEN: MISCELLANEOUS

14.01 EXHIBITS. All exhibits, attachments, annexed instruments and addenda referred to effect as if herein shall be considered a part hereof for all purposes with the same force and copied at full length herein.

14.02 INTERPRETATION. Words of any gender used in this Lease shall be held and construed include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors permitted assigns or others using the Property with Tenant's expressed or implied permission.

14.03 CAPTIONS. The captions or headings of paragraphs in the Lease arc inserted for convenience only, and shall not be considered in construing the provisions hereof in any question of intent should arise.

14.04 WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

                                  EXHIBIT "D"

                        LEASEHOLD IMPROVEMENTS AGREEMENT

I        Introduction.  The terms used in this Exhibit shall have the same definitions as set forth in the Lease. THE provisions of this Exhibit shall prevail over any inconsistent or conflicting provisions of THE Lease.

2. Description of Improvements. Tenant shall, at Tenant's expense,, construct Tenant's leasehold improvements (the "Tenant Improvements") in accordance with certain plans and specifications as set out below. The Tenant Improvements shall be constructed by Tenant through contractors selected by Tenant and consented to in writing by Landlord. The contract for construction of the ,Tenant Improvements shall be in a form reasonably acceptable to landlord and shall also incorporate THE Vinnedge Building Instruction to Contractors, a copy of which is attached hereto as Addendum 1, and all work shall be done in a way that does NOT unreasonably interfere with Landlord's operation of THE Project or the operation by other tenants of their business in THE Project.

3 .      Preliminary Plans. (a) On or before thirty (30) days after the execution of this Lease, Tenant's space planner and engineer will prepare preliminary plans and specifications for the Tenant Improvements (the "Preliminary Plans"), Within fifteen (15) business days after the Preliminary Plans are delivered to Landlord, Landlord shall approve (which approval shall not be unreasonably withheld), or disapprove them in writing. If Landlord disapproves the Preliminary Plans, then Landlord shall provide Tenant specific reasons for disapproval. Tenant shall then revise THE Preliminary Plans in accordance with Landlord's comments and resubmit to Landlord for approval or disapproval as set forth above. The foregoing process shall continue until the Preliminary Plans are approved by Landlord. The Preliminary Plans when approve ,by Landlord shall be called the "Final Plans". THE Final Plans shall comply with all applicable design criteria of the Project.

(b) Landlord must approve Final Plans in writing prior to the commencement of construction. When Landlord have approved the Final Plans, Landlord and Tenant shall initial two (2) sets of approved Final Plans and THE same shall become a part hereof and shall be incorporated herein by this reference.

4. Completion of the Tenant Improvements. Tenant shall complete the Tenant Improvements described in the Final Plans prior to sixty (60) days after Lease execution. The Tenant Improvements shall be conclusively deemed to be substantially completed when all Tenant Improvements described in THE Final Plans are completed, except for minor items of work (e.g., punch list items) which can be completed with only minor interference with Tenant's conduct of business on the Leased Premises.